Exhibit 10.4

THIRD AMENDED AND RESTATED
1993 STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS
OF
ICO, INC.

1.   Purpose

 The purpose of this Plan is to advance the interests of ICO, Inc., a Texas corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent Directors, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

2.  Definitions

 As used herein, the following terms shall have the meaning indicated:

(a)   "Board" shall mean the Board of Directors of the Company.

(b)   "Committee" shall mean those members of the Board who are not Eligible Persons.

(c)   "Date of Grant" shall mean the date on which an Option is granted to an Eligible Person pursuant to Section 4(c) hereof.

(d)   "Director" shall mean a member of the Board.

(e)   "Eligible Person(s)" shall mean those persons who are Directors of the Company and who are not employees or officers of the Company or a Subsidiary.

(f)   "Fair Market Value" of a Share on any date of reference shall be the Closing Price on the business day immediately preceding such date. For this purpose, the Closing Price of the Shares on any business day shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price of Shares on such exchange, as reported in any newspaper of general circulation, (ii) if Shares are quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Shares on such system, (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for Shares as reported by the National Daily Quotation Service if at least two securities dealers have inserted both bid and asked quotations for Shares on at least five of the ten preceding business days, or (iv) in lieu of the above, if actual transactions in the Shares are reported on a consolidated transaction reporting system, the last sales price of the Shares on such system. If there is no Closing Price as determined above, the Fair Market Value shall be determined by any fair and reasonable means prescribed by the Committee.

(g)  "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as it now exists or as it may be amended from time to time.

(h)  "Non-incentive Stock Option" shall mean an option that is not an incentive stock option as defined in Section 422A of the Internal Revenue Code.

(i)  "Option" (when capitalized) shall mean any option granted under this Plan.

(j)  "Optionee" shall mean a person to whom a stock option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

(k)  "Plan" shall mean this 1993 Stock Option Plan for Non-employee Directors of ICO, Inc., as amended and restated August 29, 1996, as amended and restated January 8, 1999, as amended and restated on December 18, 2001, and as it may be amended from time to time thereafter.

(l)  "Share(s)" shall mean a share or shares of the Common Stock, no par value, of the Company.

(m)  "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.  Shares and Options

 The maximum number of Shares to be issued pursuant to Options under this Plan shall be FOUR HUNDRED TEN THOUSAND (410,000) Shares, such number having been adjusted for all previous stock splits, from Shares held in the Company’s treasury or from authorized and unissued Shares. If any Option granted under this Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. Any Option granted hereunder shall be a Non-incentive Stock Option.

4.  Automatic Grant of Options

 Options shall automatically be granted to Eligible Persons as provided in this Section 4. Each Option shall be evidenced by an option agreement (an "Option Agreement") and shall contain such terms as are not inconsistent with this Plan or any applicable law. Any person who files with the Board, in a form satisfactory to the Board, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

(a)  The Options automatically granted to Directors under this Plan shall be in addition to regular Director’s fees or other benefits with respect to the Director’s position with the Company or its subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to continue to serve as a Director.

(b)    Options shall be automatically granted as follows:

(i)  each Director who is an Eligible Person on the first business day after the date of the 1999 Annual Meeting of Shareholders of the Company, on that date shall automatically receive an Option for FIVE THOUSAND (5,000) Shares, such date being the Date of Grant of such Option;

(ii)  each Director who is an Eligible Person on the first business day after the date of each subsequent Annual Meeting of Shareholders of the Company, commencing with the Annual Meeting of Shareholders held in 2000, on that date shall automatically receive an Option for FIVE THOUSAND (5,000) Shares, such date being the Date of Grant of such Option; and

(iii)  each Eligible Person who is elected a Director by the Company’s Shareholders or the Board of Directors (not previously being a Director) on a date other than the date of the Annual Meeting of Shareholders of the Company shall be granted an Option for FIVE THOUSAND (5,000) Shares on the date of such Eligible Person’s election as a Director, such date being the Date of Grant for such Option.

(c)  Any Option that may be granted pursuant to subparagraph (c) may be exercised six months and one day after the Date of Grant. Notwithstanding the foregoing sentence, no Option shall be exercisable until six months after the Company’s Shareholders approve the Plan.

(d)    Except for the automatic grants of Options under subparagraph (c) of this Section 4, no Options shall otherwise be granted hereunder.

5.   Option Price

 The option price per Share of any Option shall be one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

6.  Exercise of Options

 An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option Agreement, (ii) full payment of the aggregate Option Price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee’s payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company to withhold in accordance with applicable federal or state income tax withholding requirements. Pursuant to procedures approved by the Committee, tax withholding requirements, at the option of an Optionee, may be met by withholding Shares otherwise deliverable to the Optionee upon the exercise of an Option. Unless further limited by the Committee in any Option Agreement, the Option Price of any Shares purchased shall be paid solely in cash, by certified or cashier’s check, by money order, with Shares (but with Shares only if permitted by the Option Agreement or otherwise permitted by the Committee in its sole discretion at the time of exercise) or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date received by the Company. Any permitted payment through the tender of Shares may be made by instruction from the Optionee to the Company to withhold from the Shares issuable upon exercise that number which have a Fair Market Value equal to the exercise price for the Option or portion thereof being exercised.

7.  Termination of Option Period

 The unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(i)  thirty (30) days after the date that an Optionee ceases to be a Director regardless of the reason therefor other than as a result of such termination by death of the Optionee;

(ii)  one year after the date that an Optionee ceases to be a Director by reason of death of the Optionee, or six months after the Optionee shall die if that shall occur during the thirty-day period described in Subsection 7(i); or

(iii)  the tenth (10 th ) anniversary of the Date of Grant of the Option.

8.  Adjustment of Shares

(a)   If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

(i)  appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under the Plan, so that the same proportion of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned; and

(ii)  appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same proportion of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

(b)  Except as otherwise expressly provided herein, the issuance by the Company of Shares of its capital stock of any class, or securities convertible into Shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

(c)  Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (2) any merger or consolidation of the Company; (3) any issue by the Company of debt securities, or preferred or preference stock which would rank above the Shares subject to outstanding Options; (4) the dissolution or liquidation of the Company; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

9.  Transferability of Options

Each Option Agreement shall provide that such Option shall not be transferable by the Optionee other than by will or by the laws of descent and distribution provided, however, that the Committee, in its sole discretion may allow for the transferability of any option previously granted or to be granted pursuant to this Plan.

10.  Issuance of Shares

No person shall be, or have any of the rights or privileges of, a Shareholder of the Company with respect to any of the Shares subject to an Option, unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Plan, any Option Agreement or any law or regulation including, but not limited to, the following:

(a)  a representation, warranty or agreement by the Optionee to the Company, at the time any Option is exercised, that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(b)  a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

Share certificates issued to an Optionee who is a party to any Shareholders agreement or a similar agreement shall bear the legends contained in such agreements.

11.  Amendment, Modification, Suspension or Discontinuance of this Plan

The Board of Directors may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements, including any change in the provisions of Rule 16b-3 and Section 162(m) of the Code that would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the Shares of stock represented at a meeting of Shareholders for which a quorum is present, to (i) increase materially the aggregate number of Shares of stock that may be issued under the Plan (except for adjustments pursuant to paragraph 8 of the Plan), (ii) increase materially the benefit accruing to Optionees under the Plan, or (iii) modify materially the requirements as to eligibility for participation in the Plan.

12.  Interpretation

(a)  If any provision of this Plan is held to be invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

(b)  THIS PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

(c)  Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

(d)  Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

13.  Section 83(b) Election

If as a result of exercising an Option, an Optionee receives Shares that are subject to a "substantial risk of forfeiture" and are not "transferable" as those terms are defined for purposes of Section 83(a) of the Code, then such Optionee may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Shares are transferred to him, the excess of the Fair Market Value of such Shares at the time of transfer (determined without regard to any restriction other than one which by its terms will never lapse), over the amount paid for the Shares. If the Optionee makes the Section 83(b) election described above, the Optionee shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Company with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to such withholding as the Committee may reasonably require in its sole and absolute discretion.

14.  Effective Date and Termination Date; Adoption of Plan

The effective date of this Plan is the 13th day of April, 1993, the date on which the Board originally adopted this Plan. The Shareholders of the Company approved the Plan on June 15, 1993. The Plan was subsequently amended and restated by the Board on August 29, 1996, which amendment and restatement was approved by the Shareholders on October 7, 1996. In connection with the corporate restructuring effected on April 1, 1998, pursuant to a Plan of Merger of ICO Merger Sub, Inc. with and into ICO, Inc., the Company (which prior to such merger was named "ICO Holdings, Inc.") adopted the Plan and assumed the obligations under the Plan from the entity previously named "ICO, Inc." (which after such merger was renamed "ICO P&O, Inc."). The Plan was again amended and restated by the Board on January 8, 1999. The Plan was again amended and restated by the Board on December 18, 2001, which amendment and restatement was approved by the Shareholders on March 15, 2002. This Plan shall terminate on January 8, 2009, subject to early termination by the Board pursuant to Paragraph 11 of the Plan.

15.  Government Regulations

The Plan, and the granting and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.